Exhibit 5.6

[Letterhead of Richards, Layton & Finger, P.A.]

February 16, 2012

Murray Street Investment Trust I

Murray Street Investment Trust II

Vesey Street Investment Trust I

Vesey Street Investment Trust II

c/o The Goldman Sachs Group, Inc.

200 West Street

New York, New York 10282

Re:	Murray Street Investment Trust I

Murray Street Investment Trust II

Vesey Street Investment Trust I

Vesey Street Investment Trust II

Ladies and Gentlemen:

We have acted as special Delaware counsel for The Goldman Sachs Group, Inc., a Delaware corporation (the “Company”), Murray Street Investment Trust I, a Delaware statutory trust (“Murray Trust I”), Murray Street Investment Trust II, a Delaware statutory trust (“Murray Trust II”), Vesey Street Investment Trust I, a Delaware statutory trust (“Vesey Trust I”) and Vesey Street Investment Trust II, a Delaware statutory trust (“Vesey Trust II”, together with Murray Trust I, Murray Trust II and Vesey Trust I the “Trusts” and each sometimes hereinafter individually referred to as a “Trust”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a) The Certificate of Trust of Murray Trust I, as filed with the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on February 10, 2012;

(b) The Certificate of Trust of Murray Trust II, as filed with the office of the Secretary of State on February 10, 2012;

Murray Street Investment Trust I

Murray Street Investment Trust II

Vesey Street Investment Trust I

Vesey Street Investment Trust II

February 16, 2012

(c) The Certificate of Trust of Vesey Trust I, as filed with the office of the Secretary of State on February 10, 2012;

(d) The Certificate of Trust of Vesey Trust II, as filed with the office of the Secretary of State on February 10, 2012;

(e) The Declaration of Trust of Murray Trust I, dated as of February 10, 2012, among the Company, and the trustees names therein;

(f) The Declaration of Trust of Murray Trust II, dated as of February 10, 2012, among the Company, and the trustees names therein;

(g) The Declaration of Trust of Vesey Trust I, dated as of February 10, 2012, among the Company, and the trustees names therein;

(h) The Declaration of Trust of Vesey Trust II, dated as of February 10, 2012, among the Company, and the trustees names therein (the documents referenced in paragraphs (e)-(h) are referred to as “the Initial Declarations of Trust”);

(i) Post Effective Amendment No. 1 to the Registration Statement (the “Registration Statement”) on Form S-3, including a prospectus with respect to the Trusts (the “Prospectus”), relating to the Trust Securities of the Trusts representing undivided beneficial interests in the assets of the Trust (each, a “Trust Security” and collectively, the “Trust Securities”), filed by the Company and the Trusts with the Securities and Exchange Commission on or about February 16, 2012;

(j) The form of Amended and Restated Declaration of Trust for each of the Trusts, to be entered into between the Company, the trustees of the applicable Trust named therein, and the holders, from time to time, of the undivided beneficial interests in the assets of such Trust (collectively, the “Declarations of Trust” and individually, a “Declaration of Trust”), designated as an exhibit to the Registration Statement; and

(k) A Certificate of Good Standing for each of the Trusts, dated February 16, 2012, obtained from the Secretary of State.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Declarations of Trust.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (k) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (k) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the

Murray Street Investment Trust I

Murray Street Investment Trust II

Vesey Street Investment Trust I

Vesey Street Investment Trust II

February 16, 2012

opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that each of the Initial Declarations of Trust and the Certificates of Trust are in full force and effect and have not been amended and that the applicable Declaration of Trust and Certificate of Trust will be in full force and effect at the time of issuance of any Trust Securities and will not be amended, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Trust Security is to be issued by a Trust (collectively, the “Trust Security Holders”) of a Trust Security Certificate for such Trust Security and the payment for such Trust Security, in accordance with the applicable Declaration of Trust and the Registration Statement, and (vii) that the Trust Securities are issued and sold to the Trust Security Holders in accordance with the applicable Declarations of Trust and the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. Each of the Trusts has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act.

Murray Street Investment Trust I

Murray Street Investment Trust II

Vesey Street Investment Trust I

Vesey Street Investment Trust II

February 16, 2012

2. The Trust Securities of each Trust will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the applicable Trust.

3. The Trust Security Holders, as beneficial owners of the applicable Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Trust Security Holders may be obligated to make payments as set forth in the applicable Declarations of Trust.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading “Validity of the Securities” in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

DKD/JWP/syh